EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement Number 333-84931 of Borg-Warner Automotive, Inc. on Form S-3 of our report dated April 24, 1999 incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




                                             /s/ KPMG
                                             KPMG

Tokyo, Japan
August 30, 1999